Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 25, 2026, in Amendment No. 2 to the Registration Statement (Form 20-F) dated October 28, 2026.
/s/Ernst & Young LLP
London, United Kingdom
October 28, 2026